Exhibit 99.1

Joint Filing Agreement

February 28, 2024

Each of the undersigned hereby acknowledges and agrees, in compliance with the provisions of Rule 13d-1(k) (1) promulgated under the Securities Exchange Act of 1934, as amended, that the Schedule 13D/A (Amendment No. 14) to which this Agreement is attached as an Exhibit (the “Schedule 13D”), and any amendments thereto, will be filed with the Securities and Exchange Commission jointly on behalf of each of the undersigned.

This Agreement may be signed by the undersigned in separate counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned have executed this Joint Filing Agreement as of the date above.

COOMBER INVESTMENTS LIMITED

By:	/s/ Ling Guangjian
Name:	Ling Guangjian
Title:	Director

GOLDMAN INDUSTRIAL LTD.

By:	/s/ Ling Guangjian
Name:	Ling Guangjian
Title:	Director

GUANGXI YUCHAI MACHINERY GROUP CO., LTD.

By:	/s/ Li Hanyang
Name:	Li Hanyang
Title:	Chairman

STATE OWNED ASSETS SUPERVISION AND ADMINISTRATION COMMISSION OF THE PEOPLE’S GOVERNMENT OF GUANGXI ZHUANG AUTONOMOUS REGION

By:	/s/ Pan Shiqing
Name:	Pan Shiqing
Title:	Director

GUANGXI BEITOU HEYING INDUSTRIAL INVESTMENT PARTNERSHIP (LIMITED PARTNERSHIP)

By:	/s/ Yang Zhao
Name:	Yang Zhao
Title:	Representative of the Managing Partner

GUANGXI INDUSTRIAL INVESTMENT AND DEVELOPMENT CO., LTD.

By:	/s/ Zhang Xinlin
Name:	Zhang Xinlin
Title:	Chairman

STATE OWNED ASSETS SUPERVISION AND ADMINISTRATION COMMISSION OF THE PEOPLE’S GOVERNMENT OF YULIN CITY

By:	/s Zhang Chongxian
Name:	Zhang Chongxian
Title:	Director